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                                                                 EXHIBIT (10)(g)


                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is made and entered into this _____ day of September 2001, by and between The Reynolds and Reynolds Company, an Ohio corporation (the "Company"), and Eustace W. Mita, an individual ("Mita"), under the following circumstances:

         R E C I T A L S

         WHEREAS, pursuant to the Employment and Non Competition Agreement dated April 17, 2000 by and between the Company and Mita (the "Employment Agreement"), Mita has served as the General Manager, Transformation Services and other positions since May 2000;

         WHEREAS, Mita has also served as a member of the Company's board of directors since May 2000;

         WHEREAS, Mita desires to resign from his employment with the Company effective September 30, 2001;

         WHEREAS, Mita desires to continue to serve on the Company's board of directors;

         WHEREAS, the Company desires to engage Mita (effective October 1, 2001) to render consulting and advisory services to the Company upon the terms and conditions hereinafter set forth; and

         WHEREAS, Mita desires to accept such engagement upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree as follows:

1        RESIGNATION FROM EMPLOYMENT.

         1.1 RESIGNATION. Mita hereby resigns from his employment with the Company effective September 30, 2001 (the "Date of Termination") in accordance with Section 10.1(a) of the Employment Agreement with the consequences set forth in Section 10.2 of the Employment Agreement. For purposes of clarification and without limiting or modifying the provisions of Section 10.2 of the Employment
Agreement:


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             1.1.1 MEDICAL INSURANCE. Mita's participation in any and all medical, dental or any other health related employee benefit plans ("Health Plans") available to Mita as an employee of the Company shall cease as of the Date of Termination. Beginning on the Date of Termination, Mita shall be eligible to elect COBRA under the Company's Health Plans available to Mita. If Mita elects COBRA continuation, the premium for COBRA continuation coverage after the Date of Termination shall be at Mita's expense and the amount thereof may be different from the premium charged during Mita's employment with the Company. Mita's participation in the Health Plans shall terminate in accordance with the COBRA continuation of coverage provisions under the Health Plans.

             1.1.2 LIFE INSURANCE. If any individual life insurance policies were provided to Mita as an employee of the Company, the Company shall cease paying premiums for any such policies as of the Date of Termination and the Company shall have no further obligations whatsoever regarding said policies, including no obligation to pay premiums, or maintain or administer the policies.

             1.1.3 RETIREMENT BENEFITS. If Mita is a participant in any of the Company's pension, retirement or other non-health benefit plans (the "Retirement Plans"), any and all accruals of benefits for Mita under any Retirement Plans shall cease as of the Date of Termination. After the Date of Termination, Mita may no longer contribute to any Company Retirement Plans, including without limitation, any 401(k) plan. Distributions from any such Retirement Plans shall be made in accordance with the terms and conditions of any such plans, as such plans are in effect from time to time.

         1.2 EFFECT ON EMPLOYMENT AGREEMENT. Effective October 1, 2001, except as otherwise set forth herein, the Employment Agreement shall terminate immediately, be of no further force and effect and this Agreement shall govern exclusively.

         1.3 RELEASE. Except for the rights and obligations expressly set forth herein, Mita, for himself and his spouse, successors, administrators, executors, trusts, trustees, beneficiaries, heirs and assigns, hereby fully and generally releases, waives and forever discharges the Company and its shareholders, directors, officers, employees, agents and attorneys whether past, present or future (the "Released Parties"), from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys' fees, whether known or unknown, including, but not limited to, all claims arising out of Mita's employment with or separation from the Company, its predecessors, successors, assigns, such as (by way of example only) any claim for compensation, severance or other benefits apart from the benefits stated herein; breach of contract; wrongful or tortious discharges; impairment of economic opportunity; any claim under common law or equity; any tort; claims for reimbursements; claims for commissions; implied or express employment contracts and/or estoppel; or claims for employment discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act of 1990, as amended, the Civil Rights Act of 1866 and 1991, as amended, or any other state, federal or local law, statute, or regulation.

         1.4 RELEASE OF AGE CLAIMS. Mita specifically waives and releases the Company and its agents from all claims Mita may have as of the date he signs this agreement regarding claims or rights arising under the Age Discrimination in Employment Act of 1967, as amended 29 U.S.C. Section 621 ("ADEA"). This
SECTION 1.3 does not waive rights or claims that may arise under


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the ADEA after the date Mita signs this Agreement; Mita further agrees: (a) that his waiver of rights under this release is knowing and voluntary and in compliance with the Older Worker's Benefit Protection Act of 1990; (b) that he understands the terms of this release; (c) that payments and other benefits called for in this Agreement would not be provided to any employee terminating his employment with the Company who did not sign a release similar to this release, that such payment and benefits would not have been provided had Mita not signed this release, and that the payment and benefits are in exchange for the signing of this release; (d) that he has been advised in writing by the Company to consult with an attorney prior to executing this release; (e) that the Company has given Mita a period of at least twenty-one (21) days within which to consider this release which Mita may waive by signing this Agreement on a date prior to the expiration of that twenty-one (21) day period; (f) THAT MITA REALIZES THAT FOLLOWING HIS EXECUTION OF THIS RELEASE, HE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE COMPANY; AND (G) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF MITA CHOOSES TO SO REVOKE, AND IF HE CHOOSES NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE
SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE.

         1.5 STOCK OPTIONS. Those employee stock options granted to Mita pursuant to the Company's Stock Option Plan - 1995 which are exercisable as of the Date of Termination may be exercised by Mita for a period of sixty (60) days of the Date of Termination as if he had remained continuously employed by the Company.

2        ENGAGEMENT AS CONSULTANT.

         2.1 ENGAGEMENT. The Company hereby engages the services of Mita, as an independent contractor, on the terms and conditions set forth hereinafter commencing on October 1, 2001 and ending on January 15, 2002 (the "Consulting Period"). Mita hereby accepts this engagement.

         2.2 CONSULTING SERVICES. Mita agrees to provide the consulting services described in EXHIBIT A attached hereto (the "Services"). Mita shall serve on an as-needed basis and, when requested by the Company, shall make himself available at reasonable times after receiving a written request from the Company (a "Work Order") stating the specific Services to be provided, the expected number of days required and the specific desired outcome(s) from Mita performing the Services. Each Work Order shall provide for engagements on a full Day (as defined below) basis. In the event a conflict between any Work Order and this Agreement, this Agreement shall control.

         2.3 CONSULTANT COMPENSATION.

             2.3.1 Base Compensation. During the Consulting Period, the Company shall pay to Mita a monthly retainer (the "Retainer") equal to Ten Thousand Dollars ($10,000), prorated for any partial month during the period. The Retainer shall be paid on the first (1st) day of each month. During the Consulting Period, within ten (10) business days following the end of each month, Mita shall submit to the Company a written statement (the "Statement"). The Statement shall set forth: (i) in reasonable detail and with specific reference(s) to the applicable Work Order(s), the amount of time spent by Mita during the immediately preceding month providing


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Services to the Company (including any travel time other than ordinary commuting time); and (ii) in sufficient detail to entitle the Company to a federal income tax deduction (if deductible), the amount of reasonable business expenses incurred by Mita during the immediately preceding month for the benefit of the Company. The Company shall pay to Mita an amount equal to One Thousand Seven Hundred Dollars ($1,700) for each Day Mita provided Services to the Company, prorated for each partial Day, plus reimburse Mita for reasonable business expenses. For purposes of this section, a "Day" shall be a period equal to eight
(8) hours. If, based on the Statement, the amount due to Mita in any month exceeds the Retainer for such month, within five (5) business days of receipt of the Statement, the Company shall pay to Mita that amount in excess of the Retainer. Alternatively, if, based on the Statement, the amount due to Mita in any month is less than the Retainer for such month, Mita shall be entitled to keep the entire Retainer.

             2.3.2 Bonus Compensation. In addition to the base compensation, Mita shall be paid a bonus equal to One Hundred Thousand Dollars ($100,000) within five (5) business days following the expiration of the Consulting Period.

             2.3.3 Taxes. Mita shall be responsible for, and shall pay, all federal, state and local taxes and charges of any nature arising out of his performance of the Services hereunder.

3        DIRECTORSHIP.

         3.1 DIRECTOR. Nothing contained herein shall affect Mita's service on the Company's board of directors. Mita shall continue to serve on the Company's board of directors for the remainder of his current term in accordance with the Company's Code of Regulations, as amended from time to time, and applicable law.

         3.2 DIRECTOR COMPENSATION. As a member of the Company's board of directors and a non-employee of the Company, effective October 1, 2001, Mita shall be eligible to receive any compensation (including cash, stock and/or options) payable to the Company's non-employee directors and to participate in any and all compensation plans of the Company in the same manner as all other non-employee directors of the Company. Mita shall be eligible to receive a pro rata portion of those non-employee director awards previously granted under such compensation plans to the Company's non-employee directors for service on the Company's board of directors for the remainder of calendar year 2001.

         3.3 USE OF COMPANY JET. Mita shall be entitled to use the Company jet as a member of the Company's board of directors for transportation to/from meetings of the board of directors in a manner similar to the other directors and subject to applicable Company travel policies.

4        COVENANT NOT TO COMPETE; CONTINUING OBLIGATIONS.

         4.1 COVENANT NOT TO COMPETE. By executing this Agreement, Mita agrees to extend, and to continue to be bound by the "Covenant Not to Compete" contained in SECTION 6.1 of the Employment Agreement as if Mita remained continuously employed by the Company for the Consulting Period and a period of one year following expiration of the Consulting Period.

         4.2 CONTINUING OBLIGATIONS. By executing this Agreement, Mita agrees to continue to be bound by those covenants and restrictions contained in SECTIONS
6.2 (AGREEMENT NOT TO


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DISCLOSE), 6.4 (ACKNOWLEDGMENT OF EQUITABLE REMEDIES), 7 (OWNERSHIP), 8
(OWNERSHIP AND DISCLOSURE OF INVENTIONS) AND 9 (REPRESENTATIONS) of the Employment Agreement as if Mita remained continuously employed by the Company.

5       TERMINATION. This Agreement shall terminate upon the expiration of the
Consulting Period. If the Company terminates this Agreement prior to its stated term due to no fault of Mita, any earned but unpaid base compensation and the entire bonus compensation (described in SECTION 2.3 above) shall be paid in accordance with the terms hereof. If the Company terminates this Agreement prior to its stated term due to fault of Mita, any earned but unpaid base compensation shall be paid in accordance with the terms hereof and the bonus compensation shall be forfeited.

6       INDEPENDENT CONTRACTOR. During the Consulting Period, Mita shall be an independent contractor of the Company and is not an agent, employee or representative of the Company in any manner other than in Mita's capacity as a director of the Company.

7       NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified or registered mail, return receipt requested, postage prepaid or sent via facsimile (with a copy of same mailed by regular U.S. mail the same day) or via overnight courier with a reputable national courier service, and in any event shall be deemed given when received, as follows:

                  (a)  If to the Company to:

                           The Reynolds and Reynolds Company
                           115 South Ludlow Street
                           Dayton, Ohio 45402
                           Attn: General Counsel
                           Tel.: (937) 485-2710
                           Fax: (937) 485-3124


                  (b)  If to Mita to:

                           Eustace W. Mita

                           ------------------

                           ------------------

                           ------------------

or to such other address as either party shall have previously specified in writing to the other.

8       COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9       AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of


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this Agreement, except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

10      SEVERABILITY. Should any provision of this Agreement, or the application thereof, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, or alternative applications thereof, other than the provision(s) which shall have been held invalid or unenforceable, shall not be affected thereby and shall continue to be valid and enforceable to the fullest extent permitted by law or equity.

11      ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their permitted successors, assigns and transferees any rights or remedies under or by reason of this Agreement.

12      BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective executors, administrators, legal representatives, heirs, permitted successors, assigns and transferees.



13      GOVERNING LAW. This Agreement has been executed and delivered in the
State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.

                                    COMPANY:

                                    THE REYNOLDS AND REYNOLDS
                                    COMPANY, an Ohio corporation.


                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------


                                    MITA:


                                    --------------------------------
                                    EUSTACE W. MITA




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                                    EXHIBIT A

                               CONSULTING SERVICES


__________________ In his role as a consultant to the Company, Mita shall advise and assist the Company in the following matters:

(a) RTS - assist RTS management as requested from time-to-time by Greg Collins in the transition of RTS management and in particular, in the transition of the Ford relationship (including securing a new contract for TCT);

(b) Europe - assist the Company generally in the execution of the first steps in its new European strategy (i.e., the "DMS Inc." consolidation; structuring a strategic alliance with a major European partner; and restructuring the Company's existing European operations); and

(c) Sales - provide such assistance as may be requested by Scott Schafer from time-to-time.

In performing the Services, Mita may base his advice and assistance solely upon his existing knowledge of the Company and its business.



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